Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tyson Foods, Inc. Retirement Savings Plan of our report dated November 19, 2003, with respect to the consolidated financial statements and schedule of Tyson Foods, Inc. included in its Annual Report (Form 10-K/A) for the year ended September 27, 2003, filed with the Securities and Exchange Commission.

                                                                                      /s/ Ernst & Young LLP
                                                                                      Ernst & Young LLP

Rogers, Arkansas
May 10, 2004